CONSULTING AGREEMENT
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                 THIS CONSULTING AGREEMENT ("Agreement") is made as of the 29th day of December 1999, by and between 444 Corp. ("Corporation"), a Florida corporation, and Mel Adler, an individual residing at 1800 NE 114 street Miami, Florida ("Consultant").

                 WHEREAS Consultant has considerable knowledge and experience relating to the business of the Corporation as a result of his prior affiliation with the Corporation: and

                 WHEREAS Consultant desires to aid and assist the Corporation as a consultant by providing certain advisory services to the Corporation; and

                 WHEREAS the Corporation desires to engage Consultant as a consultant to render certain advisory services to the Corporation; and

                 WHEREAS the Corporation and Consultant desire to set forth herein their understandings and agreements:

                 NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.      Engagement of Consultant
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        a. The Corporation does hereby appoint and engage Consultant as its consultant and advisor with respect to the matters specified in Section 2 hereof for the compensation hereinafter set forth.

        b. Consultant hereby accepts his appointment and engagement by the Corporation as a consultant and advisor to the Corporation with respect to the matters specified in Section 2 hereof for the compensation hereinafter set forth.

2.      Activities of Consultant.
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                 During the term of this Agreement specified in Section 4 hereof ("Term"), Consultant shall undertake for and on behalf of, and to the extent specifically requested by, the Board of Directors or the President of the Corporation, to make himself available to advise the Corporation and its officers and directors at all reasonable times, by telephone, by letter or in person with respect to the business of the Corporation and with respect to past matters or transactions of the Corporation. In addition, the Consultant shall make himself available, upon reasonable advance notice, to participate in the Corporation's negotiation of new, and renegotiation of existing, service contracts.

3.      Compensation of Consultant.
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                 The Corporation hereby covenants and agrees to pay Consultant compensation in the form of a combination of cash and stock as follows:

        a. the sum of Seventy Five Thousand Dollars ($75,000) per year, payable in equal monthly installments, beginning 90 days after signing, and;

        b.       car allowance of $750 per month, and;

        c. Upon signing Consultant shall receive 50,000 shares and 50,000 two-year options exercisable @ $1.00.

4.      Term.
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                 The Term shall commence as of the date hereof and shall continue for three (3) years.

5.      Expenses; Office Space.
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        a. During the Term, the Corporation shall pay or promptly reimburse Consultant for all travel, entertainment, telephone, and other expenses paid or incurred by Consultant in connection with the performance of his activities, responsibilities, and services under this Agreement, upon presentation of expense statements, vouchers, or other evidence of expense in conformity with the Corporation's requirements with respect to the manner of reporting of such expenses and the prior approval of all travel and entertainment expenditures.

        b. The Corporation shall provide Consultant, a private office and with reasonable secretarial and other support services that may be needed from time to time.

6.      Representations and Warranties of the Corporation.
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                 The Corporation represents and warrants to Consultant as follows:

        a. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

        b. The Corporation has full power and legal right and authority to execute, deliver, and perform this Agreement, the officers executing this Agreement on behalf of the Corporation have full power and authority to do so and this Agreement is binding upon and enforceable against the Corporation in accordance with its terms.

        c. There is (i) no suit, action, proceeding or claim, (ii) no investigation or inquiry by any administrative or governmental body, and (iii) no legal, administrative agency or arbitration proceeding pending or, to the best of the Corporation's knowledge, threatened against the Corporation or to which the Corporation is or might become a party, which questions or challenges the validity of this Agreement, or any action taken pursuant to this Agreement by the Corporation, and to the best knowledge of the Corporation there is no basis or ground for any suit, action, claim, investigation, inquiry or proceeding.

7.      Covenants of the Corporation.
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        a. The Corporation shall promptly forward to Consultant any mail, telephone messages, telegrams, notices, or other papers or documents of a personal nature that are delivered to, or received by, the Corporation.

        b. The Corporation shall indemnify and hold harmless Consultant fully, completely, and absolutely against and in respect of
                 (i) any and all losses and damages resulting from any misrepresentation or breach of any warranty, covenant, or agreement by the Corporation made or contained in this Agreement, and (ii) any and all actions, suits, proceedings, claims, demands, judgments, costs, and expenses, including attorneys' fees, incident to the foregoing.

8.      Independent contractor.
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                 Consultant shall at all times be an independent contractor, rather than a coventurer, agent, employee, or representative of the Corporation. The Corporation hereby acknowledges that Consultant may engage directly or indirectly in other businesses and ventures, not otherwise proscribed by the Non-competition Agreement of even date herewith between the Corporation and Consultant, and shall not be required to perform any services under this Agreement when, or for such periods in which, the rendering of services shall unduly interfere with Consultant's other businesses and ventures provided that such undertakings of Consultant shall not preempt Consultant's availability during the Term

9.      Binding effect; assignment.
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                 This Agreement shall be binding upon, and shall inure to the benefit of, Consultant and the Corporation and their respective heirs, executors or administrators, personal and legal representatives, estate, legatees, and successors. The obligations under this Agreement may not be assigned by the Corporation or Consultant without the prior written consent of the other party hereto, except that this Agreement may be assigned by the Corporation to any entity controlled by, or under common control with, the Corporation.

10.     Notices.
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                 All notices and other communications hereunder or in connection herewith shall be deemed to have been duly given if they are in writing and delivered personally or sent by registered or certified mail, return receipt requested and first-class postage prepaid. They shall be addressed:

        a. to Russell Adler, c/o Regenesis Holdings, Inc., 940 Washington Avenue 4th Floor, Miami Beach, Florida 33401, if to the Corporation and

        b. to Mel Adler, 1800 NE 114 st Miami, Florida 33181, if to Consultant, unless notice of a change of address is given to either party by the other pursuant to the provisions of this
                 Section 10.

11.     Governing law.
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                 This Agreement shall be governed by and construed under the laws of the State of Florida.

12.     Miscellaneous.
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        a. This Agreement shall constitute the only agreement between the Corporation and Consultant relating to the subject matter of Sections 1 and 2 hereof, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect.

        b. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced. No waiver at any time of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision at any other time.

        c. The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement or affect in any way the meaning or interpretation of this Agreement.


        d. To the extent possible, each provision of this Agreement shall be interpreted in a manner as to be valid, legal and enforceable. Any term or provision of this Agreement, which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective solely to the extent of such provision, which is invalid or unenforceable within rendering invalid or unenforceable the remaining terms and conditions hereof.

                 IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and its corporate seal to be affixed hereto, and Consultant has executed this Agreement, all effective as of the day and year first above written.


REGENESIS HOLDINGS, INC.




By: /s/ Russell Adler
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         Russell Adler
         Chairman


                           CONSULTANT:


                                By: /s/ Mel Adler
                                    -------------
                                     Mel Adler



                                 444 Corp.



                                 By: /s/ Mel Adler
                                     ----------------
                                     Name: Mel Adler
                                     Title: President